Exhibit 10.1

PURCHASE OF RIGHT AND VARIATION AGREEMENT

This Purchase of Right and Variation Agreement (the “Agreement”) is made and entered into on 16/05/2023, by and between the following Parties:

1.	Zamproagro Limited, a company incorporated under the laws of Liberia with a registered address of 605, Al TELAL 17 Building, Nad Al Hammar Village, Dubai, UAE

(“ZPG”); and

2.	Sadot LLC, a company incorporated under the laws of Delaware, United States with its registered office at 251 Little Farms Drive Street, Wilmington, Delaware 19808, USA

(“Sadot”); and

3.	Cropit Farming Limited, a company organized and existing under the laws of Zambia, Box P/B 24 Mkushi Farm 3283 Mkushi Farm Block (“CFL”)

(Each of CFL, Sadot and CFL are referred to as a “Party” and collectively the “Parties”)

WHEREAS:

A.	This Agreement is made pursuant to the Put and Call Option Agreement Over Land executed between ZPG and CFL wherein ZPG acquired the option to purchase 70% of certain Lands as more particularly described in that agreement (the “Original Contract”).

B.	For consideration received by ZPG from Sadot as dealt with by way of a separate contractual agreement, ZPG wishes to transfer all of its rights, liabilities and obligations under the Original Contract to Sadot on and subject to the terms of this Agreement. CFL agrees to the novation of ZPG’s liabilities to Sadot arising herein.

C.	As a consequence of the foregoing, the Parties have agreed to effect the Variation (as defined below) of the terms of the Original Contract as of the Effective Date (as defined below).

D.	The Parties hereby expressly acknowledge and agree that this Agreement is supplemental and supersedes the Original Contract and all terms which are not specifically defined contained within this Agreement have the same meaning ascribed to them in the Original Contract.

NOW THEREFORE in consideration of the foregoing mutual promises contained herein, the sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1.	Definitions and Interpretation

1.1	The definitions in this Clause shall apply to this Agreement:

1.1.1	“Effective Date” means the date of this Agreement.

1.1.2	“Variation” means the amendment made to the Original Contract by this Agreement as more particularly described in Schedule A of this Agreement.

1.2	Words in the singular include the plural and in the plural include the singular.

1.3	The recitals and Schedule A form part of and are deemed to be incorporated into this Variation Agreement.

1.4	A reference to a Clause in this Variation Agreement shall, unless expressly stated otherwise, be a reference to a Clause in the Original Contract.

1.5	A reference to the Original Contract shall mean a reference to the Original Contract as varied by this Agreement.

2.	Variation to the Original Contract

2.1	The Parties agree that the Original Contract is varied as more particularly described in Schedule A of this Agreement.

3.	Conflict

The Parties further acknowledge and agree that if there is a conflict between the terms of this Agreement and the terms of the Original Contract then the terms of this Agreement will prevail.

4.	General

4.1	This Agreement constitutes the entire agreement between the Parties and supersedes all previous agreements, understandings, communications or discussions between the Parties in relation to the subject matters detailed herein, including but not limited to representations made in any materials related to and/or incorporated in, the materials of the Original Contract.

4.2	All provisions contained in the Original Contract not varied by this Agreement shall continue in full force and effect.

4.3	The Parties shall keep confidential the terms of this Agreement except as required by law and as far as necessary to implement and enforce any of its terms and this Clause 4.3 shall survive the termination of this Agreement.

4.4	This Agreement shall be governed by, and interpreted in accordance with, the laws of Zambia.

4.5	Any disputes in respect of this Agreement and the Original Contract, shall, if they cannot be amicably settled by the Parties, be resolved pursuant to the terms of the Original Contract.

4.6	This Agreement shall become effective as of the Effective Date.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed and delivered as a deed on the day and year first before written.

/s/	/s/Jennifer Black
Zamproagro Limited	Sadot LLC

/s/
Cropit Farming Limited

SCHEDULE A

VARIATION(S) TO THE ORIGINAL CONTRACT

VARIATIONS

Other than the Variations set out below, there shall be no other changes to the Original Contact:

1.	In accordance with Clause 2.4 of the Original Contract, the Parties agree that ZPG shall transfer all of its rights, liabilities and obligations under the Agreement to Sadot.

2.	With effect from the Effective Date, the Parties agree that:

a.	ZPG transfers all of its rights and obligations under the Original Contract to Sadot;

b.	Sadot shall perform the Original Contract and be bound by its terms in every way as if it were the original party in place of ZPG;

c.	CFL shall perform the Original Contract and be bound by its terms in every way as if Sadot were the original party to it in place of ZPG;

d.	ZPG and CFL shall release each other from all future obligations under the Original Contract;

e.	CFL releases and discharges ZPG from all claims and/or demands under or in connection with the Original Contract, including without limitation claims for negligence, whether arising before, on, or after the Effective Date;

f.	CFL and Sadot shall have the right to enforce the Original Contract and pursue any claims and demands under it against each other with respect to matters arising before, on or after the Effective Date, as if Sadot were the original party to the Original Contract and not ZPG;

g.	ZPG hereby assigns to Sadot all defences that ZPG has to any claim and/or demand under or in connection with the Original Contract, including without limitation claims for negligence, arising before the Effective Date, for the use of Sadot in defending any such claim and/or demand;

h.	CFL shall deal solely with Sadot in respect of the Original Contract to the whole exclusion of ZPG.

i.	The Original Contract will, in all other respects, continue in full force and effect on its existing terms.

3.	Sadot and CFL hereby expressly agree to enter into a separate Definitive Agreement whereby CFL is appointed to undertake the management of the Lands.

End of Variations to the Original Contract

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